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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-54718, 333-86237, 333-64271, 333-14595,
333-45273, 333-72461, 333-30462, 333-72668, 333-82392, 333-19855, 333-36541,
333-1822, 333-96769 and 333-104737) and Form S-8 (Nos.333-11923, 333-82479,
333-76400, 333-76398) of Sun Communities, Inc. of our report dated March 12, 2003 except for Note 3 as to which the date is March 12, 2004 relating to the 2002 and 2001 financial statements which is incorporated in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Detroit, Michigan
March 15, 2004